Exhibit 99.1

                              Filed by Public Storage, Inc.
                              Pursuant to Rule 165 and Rule 425(a) under the United States Securities Act of 1933, as amended

                              Subject company: Shurgard Storage Centers, Inc. Commission File No. 001-11455
                              Date:  July 24, 2006

News Release

Public Storage, Inc.                             Shurgard Storage Centers, Inc.
701 Western Avenue                               1155 Valley Street, Suite 400
Glendale, CA 91201-2349                          Seattle, WA 98109-4426
www.publicstorage.com                            www.shurgard.com



                                                 For Release: Immediately
                                                 Date:        July 24, 2006

        PUBLIC STORAGE AND SHURGARD ANNOUNCE DATE OF SHAREHOLDER MEETINGS

GLENDALE, California, and SEATTLE, Washington -- Public Storage, Inc. (NYSE:PSA) and Shurgard Storage Centers, Inc. (NYSE:SHU) announced today that each will hold a shareholder meeting on August 22, 2006 at 9:00 a.m. (PDT). As previously announced, Public Storage and Shurgard shareholders of record at the close of business on June 23, 2006 will be entitled to vote at their respective meetings.

ABOUT PUBLIC STORAGE, INC.
--------------------------

Public Storage, Inc., a member of the S&P 500 and the Forbes Global 2000, is a fully integrated, self-administered and self-managed real estate investment trust that primarily acquires, develops, owns and operates self-storage facilities. Public Storage's headquarters are located in Glendale, California. Public Storage's self-storage properties are located in 37 states. At March 31, 2006, Public Storage had interests in 1,508 storage facilities with approximately 92 million net rentable square feet.

Additional information about Public Storage, Inc. is available on its website, www.publicstorage.com.

ABOUT SHURGARD STORAGE CENTERS, INC.
------------------------------------

Shurgard Storage Centers, Inc. is a real estate investment trust headquartered in Seattle, Washington. Shurgard specializes in all aspects of the self-storage industry and operates a network of over 656 operating storage centers located throughout the United States and in Europe.

Additional information about Shurgard Storage Centers, Inc. is available on its website, www.shurgard.com.

FORWARD-LOOKING STATEMENTS
--------------------------

This press release contains  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual result, to be materially different from any future results expressed or implied by such forward-looking statements. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission, including in Part II, Item 1A, "Risk Factors," in Public Storage's Quarterly Report on Form 10-Q and 8-K and in Part I, Item 1A, "Risk Factors," in Shurgard's Annual Report on Form 10-K. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
-------------------------------------------

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Public Storage and Shurgard have filed a definitive joint proxy statement/prospectus dated July 24, 2006 with the Securities and Exchange Commission as part of a registration statement regarding the proposed merger of Public Storage and Shurgard. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PUBLIC STORAGE AND SHURGARD AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Public Storage and Shurgard with the SEC at the SEC's website at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Public Storage or Shurgard by directing such request to: Public Storage, Inc. 701 Western Avenue, Glendale, CA 91201-2349, Attention: Investor Relations or Shurgard Storage Centers, Inc., 1155 Valley Street, Suite 400, Seattle, WA 98109-4426, Attention:
Investor Relations.

Public Storage and Shurgard and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Public Storage and Shurgard in connection with the merger. Information about Public Storage and its directors and executive officers, and their ownership of Public Storage and information about Shurgard and its directors and executive officers, and their ownership of Shurgard securities, is set forth in the definitive joint proxy statement/prospectus dated July 24, 2006 included in the registration statement on Form S-4 filed with the SEC on April 20, 2006 and amended May 24, 2006, June 12, 2006, June 19, 2006 and July 24,
2006. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of
Section 10 of the Securities Act of 1933.

Contacts:   Public Storage, Inc.:               Shurgard Storage Centers, Inc.:
            Mr. Clemente Teng                   Mr. Stuart Blackie
            (818) 244-8080                      (206) 624-8100


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